EXHIBIT 99B.8
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SELECTED COMBINED GROUP DATA                  U S WEST MEDIA Group
(UNAUDITED)
                   Quarter Ended               Six Months Ended
Dollars in          June 30,           %      June 30,           %
millions            1995      1994  Change    1995      1994  Change
- - -----------------  -------  ------- -------  -------  ------- -------
CABLE AND TELECOMMUNICATIONS (#1)<F1>
 (Wholly Owned Subsidiary)

Basic subscribers    509,000 473,000   7.6     509,000 473,000   7.6
 served
Homes passed         832,000 798,000   4.3     832,000 798,000   4.3
Basic penetration      61.2%   59.3%    -        61.2%   59.3%    -


WIRELESS COMMUNICATIONS
 (Wholly Owned Subsidiary)

Service revenue      $207.2  $151.8   36.5     $392.7  $285.8   37.4
Equipment revenue    $ 20.7  $ 29.2  (29.1)    $ 37.4  $ 51.0  (26.7)

EBITDA (#2)<F2>      $ 71.6  $ 47.2   51.7     $132.6  $ 80.7   64.3
EBITDA margin          34.6%   31.1%    -        33.8%   28.2%    -

Cellular subscribers
 (consolidated)    1,165,000 738,000  57.9   1,165,000 738,000  57.9
Total POPs (managed)
 (millions)             18.7    18.0   3.9        18.7    18.0   3.9


MULTIMEDIA CONTENT & SERVICES
 (Domestic Directory Publishing)

Revenues             $253.9  $238.1    6.6     $503.5  $470.4    7.0
EBITDA               $129.5  $119.0    8.8     $256.2  $234.6    9.2
Net income           $ 76.0  $ 69.6    9.2     $149.8  $137.4    9.0


<F1>
# 1:  U S WEST acquired the Atlanta cable properties on
December 6, 1994. The 1994 data is presented for comparative purposes only.
<F2>
# 2: Earnings before interest, taxes, depreciation, amortization, and other (EBITDA). EBITDA also excludes gains on sales of assets and equity losses.

Note: Certain reclassifications have been made to conform to the current year presentation.

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